Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of V-ONE Corporation on Form S-3 (Registration Nos. 333-69047, 333-67625 and
333-43795)  and  on  Form  S-8  (Registration  Nos.  333-61909,   333-52909  and
333-17749) of our report dated March 11, 1999, except as to Note 14 which is as of March 31, 1999, on our audits of the financial statements of V-ONE Corporation as of December 31, 1997 and 1998 and for the three years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-K.


                                                /s/ PricewaterhouseCoopers LLP





McLean, VA
March 31, 1999